UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2003

JDA Software Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27876	86-0787377

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 N. 87th Street, Scottsdale, AZ	85260-3649

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 308-3000

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 4, 2003, JDA announced that Hamish N. Brewer, JDA’s President since April 2001 and a senior officer of the Company since 1996, has been promoted to Chief Executive Officer of the Company. He succeeds James D. Armstrong who will continue as Chairman of the Board. As Chairman, Mr. Armstrong will retain his active leadership role, focusing on strategic planning, merger and acquisition opportunities, major product direction and key customer relationships.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 4, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: August 5, 2003	By:	/s/ Kristen L. Magnuson

Kristen L. Magnuson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 4, 2003